STATE OF NEVADA
ROSS MILLER Secretory of State SCOTT W. ANDERSON Deputy Secretory for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street CarsonCity, NV89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138
OFFICE OF THE SECRETARY OF STATE

THE LAW OFFICES OF JILLIAN SIDOTI 34721 MYRTLE COURT WINCHESTER, CA 92596		Job:C20091202-2044 December 8, 2009

Special Handling Instructions:
NF 1FSC E-MAIL 12/08 GR

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20090832616-77	11/18/2009 7:26:58 AM	1	$75.00	$75.00
Total					$75.00

Payments
Type	Description	Amount
Credit	02517B|09120826477990	$75.00
Total		$75.00
Credit Balance: $0.00

Job Contents:
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

THE LAW OFFICES OF JILLIAN SIDOTI
34721 MYRTLE COURT
WINCHESTER, CA 92596

ROSS MILLER Secretary of State 204 North Carson Street Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20090832616-77
Filing Date and Time 11/18/2009 7:26 AM
Entity Number E0627142009-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Commonwealth Realty Partners, Inc

2. Registered Agent for Service of Process: (check only one box)	☒Commercial Registered Agent: InCorp Services Name ☐Noncommercial Registered Agent (name and address below)	☐Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street Address City	Zip Code
Nevada
Mailing Address (if different from street address) City	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	75,000,000	Par value per share: $	.001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Oirector/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1)	Chris Cronin
Name
	50 Federal St		Newburyport	MA 01950
	Street Address		City	State Zip Code
2)
Name

		Street Address	City	State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jillian Sidoti. Attorney at Law	X
	Name	Incorporatopbfgnature
	34721 Myrtle Court	Winchester	CA 92596
	Address	City	State Zip Code
7. Certificate of Acceptance of Appointment of egistered Agent:	/ hereby accept appointment as Registered Agent for the above named Entity.

X
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **COMMONWEALTH REALTY PARTNERS, INC**, did on November 18, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 8, 2009.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20091202-2044
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov	Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov
IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM

ATTENTION - Effective October 1, 2009, filing and payment of the State Business License will be processed by the Secretary of State's office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200. Those holding a current State Business License may receive a proration credit for the unexpired portion of their current State Business License.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.	The NAME and FILE NUMBER of the entity EXACTLY as it is registered with this office.

2.	The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.
The name and address of the REGISTERED AGENT and OTHER names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.
If qualified for the statutory exemption from the State Business License, enter the applicable code in the area provided. If you have a current State Business License, enter the expiration date in the area provided for proper proration of business license fees.

5.	The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

6.
Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

The filing fee for an initial list is $125.00, in addition to the State Business License. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee._

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE: Regular and Expedited Filings	SATELLITE OFFICES: Expedited Filings Only
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State - Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 5200 Las Vegas NV 89101 Phone: 702-486-2880 ax: 702-486-2888

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

E0627142009-6

100101

COMMONWEALTH REALTY PARTNERS, INC

NAME OF CORPORATION
FOR THE FILING PERIOD OF NOV, 2009 TO NOV, 2010. Due by Dec 31, 2009

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

INCORP SERVICES, INC.
375 N STEPHANIE ST STE 1411
HENDERSON NV 89014-8909

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: : $125.00 LATE PENALTY: : $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ____

☐ Month and year your State Business License expires: ____ 20__

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Signature of Officer

Title

Date

Nevada Secretary of State Initial List Profit
Revised: 8-28-09